As filed with the Securities and Exchange Commission on September 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4828381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11621 Kew Gardens Ave., Suite 210

Palm Beach Gardens, Florida 33410

Telephone: (561) 406-6154

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christer Rosén

Chief Executive Officer

Jupiter Neurosciences, Inc.

11621 Kew Gardens Ave., Suite 210

Palm Beach Gardens, Florida 33410

Telephone: (561) 406-6154

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Cohan, Esq.

Jeffrey P. Schultz, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue

New York, New York 10022

212-935-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2026

PROSPECTUS

Jupiter Neurosciences, Inc.

132,867 Shares of Common Stock

This prospectus relates to the resale of up to 132,867 shares of our common stock, par value $0.0001 per share (the “common stock”) of Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”), by PharmAla Biotech Holdings Inc., a corporation incorporated under the laws of the Province of Ontario (“PharmAla” or the “selling stockholder”). The shares of common stock registered for resale pursuant to this prospectus were issued to PharmAla on August 20, 2026 as part of the consideration under the Strategic Asset License Agreement, dated as of July 20, 2026 (the “License Agreement”), by and between us and PharmAla, pursuant to which PharmAla granted us an exclusive license to develop, manufacture and commercialize products incorporating or derived from ALA-002 solely in the United States of America, including its territories, possessions and commonwealths, and including Puerto Rico.

We are registering the shares of our common stock on behalf of PharmAla, to be offered and sold by PharmAla from time to time. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by PharmAla.

This prospectus provides a general description of the common stock PharmAla may offer. PharmAla may sell the shares of our common stock described in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” on page 15 of this prospectus for more information about how PharmAla may sell the shares of common stock being registered pursuant to this prospectus. We will pay the expenses incurred in registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of the shares of common stock to which this prospectus relates by PharmAla, including legal and accounting fees.

Our common stock is listed on The Nasdaq Capital Market under the symbol “JUNS.” On September 18, 2026, the last reported sale price of our common stock was $2.86 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this registration statement, PharmAla, as the selling stockholder, may offer and sell up to 132,867 shares of our common stock described in this prospectus. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. For general information about the distribution of shares of common stock offered by the selling stockholder, see the section in this prospectus titled “Plan of Distribution.”

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to this offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the selling stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, “Jupiter,” “JUNS,” “the Company,” “we,” “us,” “our” and similar terms refer to Jupiter Neurosciences, Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed audited and unaudited financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Jupiter Neurosciences, Inc. is a clinical stage research and development pharmaceutical company located in Palm Beach Gardens, Florida. The Company is advancing a therapeutic pipeline targeting central nervous system (“CNS”) disorders and rare diseases, while also expanding into the consumer market with its Nugevia™ product line. Both efforts are powered by JOTROL™, Jupiter’s proprietary, enhanced resveratrol formulation that has demonstrated potential for significantly improved bioavailability in an FDA regulated Phase I study. The Company’s therapeutic development pipeline is focused broadly on CNS disorders, presently with a Phase IIa clinical study in Parkinson’s disease. The Company’s Nugevia product line brings cutting edge science to the supplement space, supporting mental clarity, skin health, and mitochondrial function.

The Company completed preclinical studies at the University of Miami for Parkinson’s Disease in 2021. These studies used a validated mouse model to mimic human disease characteristics. JOTROL™ demonstrated consistent improvements in motor coordination, endurance, and strength across multiple endpoints in a validated Parkinson’s disease model, with statistically significant benefits versus untreated disease controls. The promising results have led the Company to initiate a Phase IIa clinical trial for Parkinson’s Disease, which received final IND approval by the FDA in November of 2025 and started in the second quarter of 2026, with results anticipated 12 months later. The Company also aims to investigate other CNS indications, such as Mild Cognitive Impairment (“MCI”) and Alzheimer’s disease, following the Parkinson’s study.

The Company believes, based on pre-clinical and clinical studies, that high doses of resveratrol are necessary for potential therapeutic effects. Currently available resveratrol products cannot reach these levels without causing severe gastrointestinal side effects. Human studies evaluating resveratrol in Alzheimer’s patients (Turner et al 2015) and Friedreich’s Ataxia patients (Yu et al 2015) indicate the concentration of resveratrol at its peak (CMax) measured in blood plasma should be 300 ng/ml or higher for a potential therapeutic effect. A Phase 1 study with 500mg of resveratrol as a maximum dose in the JOTROL™ formulation showed levels of resveratrol exceeding 800 ng/ml without generating any severe adverse events (AAPS Open 2022). Resveratrol was shown in the Turner Alzheimer’s study to cross the blood-brain barrier, possibly indicating a potential for positive effects on oxidative stress and inflammation. Subsequent analysis published in Molecular Science 2025 (Mousa et al) further indicates that resveratrol may have an impact on neurodegeneration and neuroinflammation in Alzheimer’s patients.

Over the past two years, JOTROL™ has garnered significant interest from Asian organizations. This interest is partly due to resveratrol’s use in Asian herbal medicines, recent patent approvals in Hong Kong and China, and China’s list of rare disease indications where JOTROL™ could be applicable. Additionally, recent publications in the Journal of Alzheimer’s Disease and AAPS Open, along with the projected growth of the Traditional Chinese Medicine market, have contributed to this interest.

The Company has entered service agreements with firms in Hong Kong to accelerate product development in Southeast Asia. These agreements aim to leverage local expertise and networks to facilitate market entry and potential out-licensing deals. The Company entered into an agreement with Dominant Treasure Health to expand its business development in China, Malaysia, and Singapore, aiming to penetrate the large and challenging Asian market.

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In March 2025, the Company unveiled a new strategic initiative to introduce Nugevia—a consumer-oriented product line dedicated to longevity and wellness. This initiative aims to meet the rising demand for scientifically backed wellness solutions by developing nutritional products that support both longevity and health span. Positioned within a rapidly growing global industry expected to reach $8 trillion by 2030, Nugevia products will leverage Jupiter’s proprietary JOTROL™ technology, a resveratrol-based platform that is designed to deliver an increase in the bioavailability profile of resveratrol.

The first products under the Nugevia brand, focusing on supporting longevity and health span are available for sale and shipments began in the fourth quarter of 2025 through a direct-to-consumer model. The products are:

●	Nugevia GLO (“GLO”), which helps promote and support cellular functions and skin vitality;

●	Nugevia MND (“MND”), which supports cognitive resilience; and

●	Nugevia PWR (“PWR”), which helps support mitochondrial function, which is a key for sustained growth and performance.

The three debut formulations—GLO, MND, and PWR—are designed to support wellness and longevity through intelligent stacking of synergistic ingredients, all enhanced for optimal absorption via the JOTROL™ system.

The Company plans to market these products in the U.S. and internationally.

Nugevia’s launch is a pivotal move to monetize Jupiter’s proprietary science, support ongoing clinical trials, and capture a share of the booming longevity market.

The Company operates through two segments: (i) the sale of premium nutritional supplements under the Nugevia brand, and (ii) pharmaceutical operations centered on the development of drug candidates.

Recent Developments

August 2026 Registered Direct Offering

On August 21, 2026, the Company entered into a Securities Purchase Agreement with the investors named therein, pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the investors, 307,692 shares of common stock at a price of $6.50 per share, for aggregate gross proceeds to the Company of approximately $2.0 million before deducting the placement agent’s fees and related offering expenses. The shares were offered by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-295085), which was filed with the SEC on April 16, 2026, and was declared effective by the SEC on April 24, 2026.

Reverse Stock Split

On August 6, 2026, the Company effected a reverse stock split of its common stock at a ratio of 1-for-75 (the “Reverse Split”). Upon the effectiveness of the Reverse Split, every 75 issued shares of common stock were reclassified and combined into one share of common stock. In addition, the number of shares of common stock issuable upon the exercise of the Company’s equity awards and convertible securities and warrants was proportionally decreased, and the corresponding conversion price or exercise price was proportionally increased. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share are entitled to receive cash in lieu thereof.

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PharmAla License Agreement

On July 20, 2026, the Company entered into the License Agreement with PharmAla. Pursuant to the License Agreement, PharmAla granted Jupiter an exclusive royalty-bearing, sublicensable (subject to restrictions on sublicenses to persons engaged in a competing business without PharmAla’s prior written consent) license under PharmAla’s licensed intellectual property (including patents, know-how and regulatory documentation) to develop, manufacture and commercialize products incorporating or derived from ALA-002 (each, a “Licensed Product”), for all human therapeutic, prophylactic, palliative, diagnostic and supportive uses, solely in the United States of America, including its territories, possessions and commonwealths, and including Puerto Rico (the “Territory”). The license also permits the Company to manufacture Licensed Products outside the Territory solely for import and sale into the Territory. PharmAla retains all rights to ALA-002 and the licensed intellectual property outside the Territory. In connection with the license, PharmAla has agreed to make available to the Company certain licensed know-how, manufacturing and analytical information, and regulatory documentation reasonably necessary or useful for the Company to develop, manufacture and commercialize Licensed Products in the Territory. The License Agreement supersedes the non-binding summary of proposed terms (the “Term Sheet”) that the Company and PharmAla entered into on May 19, 2026. The License Agreement was executed on July 20, 2026 and became effective on July 21, 2026 following the satisfaction of specified conditions precedent, including payment of the Initial Cash Consideration (as defined below) and release of the escrow deposit to PharmAla.

Pursuant to the License Agreement, the Company agreed to pay PharmAla an aggregate upfront payment of $3,333,333 (the “Upfront Payment”), comprised of (i) $1,500,000 in cash that was paid on July 21 (the “Initial Cash Consideration”), less a $600,000 escrow deposit previously made under the May 19, 2026 escrow agreement, which was released to PharmAla and credited dollar-for-dollar against the cash consideration, and (ii) $1,833,333 payable in shares of the Company’s common stock (the “Equity Consideration”). On August 20, 2026 (30 days after the effective date), 132,867 shares of common stock were issued to PharmAla based on the volume-weighted average price (“VWAP”) of the Company’s shares of common stock for the 20 consecutive trading days ending on the trading day immediately preceding the issuance date, subject to a Nasdaq 19.99% exchange cap. The License Agreement includes a VWAP reset mechanic pursuant to which if the VWAP during the pricing window is less than the initial issuance price, the Company is required to issue additional shares (or, if the price falls below the Equity Floor Price, pay cash) to ensure PharmAla receives the full value of the Equity Consideration (the “VWAP Reset Mechanic”). The shares are subject to a 120-day lock-up period. In accordance with our obligations under the License Agreement, the Company is registering 132,867 shares of common stock for resale under the Registration Statement that includes this prospectus.

The Company is obligated to pay PharmAla development milestone payments totaling up to $23,333,333, comprised of (i) $3,333,333 upon first dosing of the first patient in a Phase 3 clinical trial of a Licensed Product in the Territory (payable fifty percent (50%) in cash and fifty percent (50%), at PharmAla’s election, in cash or the Company’s shares) and (ii) $20,000,000 upon first FDA approval of an NDA for a Licensed Product (payable in cash). Each development milestone payment is payable only once. The Company is obligated to pay PharmAla commercialization milestone payments totaling up to $73,333,333, comprised of (i) $10,000,000 upon first achievement of $333,333,333 in net sales in the Territory, (ii) $30,000,000 upon first achievement of $1,000,000,000 in net sales in the Territory, and (iii) $33,333,333 upon first achievement of $2,000,000,000 in net sales in the Territory. Each commercialization milestone payment is payable only once. Beginning with the calendar quarter in which the third commercialization milestone becomes payable, the Company is obligated to pay PharmAla a royalty of 3% of net sales of Licensed Products in the Territory during the term of the License Agreement. The Company has the exclusive right and obligation to develop Licensed Products in the Territory and must use commercially reasonable efforts, at its sole cost and expense, to develop, obtain regulatory approval for, and commercialize Licensed Products in the Territory, including conducting clinical trials, making regulatory filings, and achieving first commercial sale within six months following NDA approval. The Company must also deliver quarterly progress reports to PharmAla during the development period. The Company has sole and exclusive responsibility for manufacturing ALA-002 and Licensed Products for use in the Territory. At the Company’s request, PharmAla has agreed to arrange a supply of GMP-grade ALA-002 drug substance and/or drug product under a separate supply agreement to be negotiated on customary terms.

Unless earlier terminated, the License Agreement continues in perpetuity. Either party may terminate the License Agreement for an uncured material breach after a 90-day cure period (five Business Days for certain critical payment obligations, including the Upfront Payment, cash consideration payable as a condition to the effective date, and amounts payable in connection with the VWAP Reset Mechanic or the Nasdaq exchange cap, and 30 days for all other payment obligations). Either party may terminate immediately upon the other party’s insolvency or bankruptcy. PharmAla may terminate upon 90 days’ notice if the Company fails to achieve development milestones by applicable deadlines (subject to specified extensions) and such failure remains uncured. The Company may not consummate a change of control involving a competing business without PharmAla’s prior written consent, and PharmAla may terminate immediately if such a transaction is consummated without consent. The Company may terminate for convenience upon at least 180 days’ prior written notice, without relieving accrued payment obligations.

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May 2026 Registered Direct Offering

On May 20, 2026, the Company entered into a Securities Purchase Agreement with the investors named therein, pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the investors, 95,238 shares of common stock at a price of $21.00 per share, for aggregate gross proceeds to the Company of approximately $2.0 million before deducting the placement agent’s fees and related offering expenses. The shares were offered by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-295085), which was filed with the SEC on April 16, 2026, and was declared effective by the SEC on April 24, 2026.

Standby Equity Purchase Agreement and Convertible Promissory Notes

On October 24, 2025, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, the Company has the right, but not the obligation, to issue and sell to Yorkville, from time to time, up to $20.0 million of shares of our common stock (the “SEPA Shares”), subject to certain limitations and conditions set forth in the SEPA.

In addition, pursuant to the SEPA, the Company may request, and Yorkville may, in its sole discretion, elect to provide, one or more prepaid advances (each, a “Prepaid Advance” and collectively, the “Prepaid Advances”), pursuant to which Yorkville would advance funds to us and we would issue to Yorkville a promissory note evidencing such Prepaid Advance. The Company requested, and Yorkville funded, two Prepaid Advances in an aggregate amount of $6.0 million as described below. Each Prepaid Advance is expected to be repaid through the issuance of SEPA Shares at a price per share determined in accordance with the terms of the SEPA, which is generally based on a discount to the prevailing market price of our common stock during a specified pricing period, unless earlier repaid in cash at our option, subject to the terms of the SEPA. Accordingly, the number of SEPA Shares issuable upon settlement of any Prepaid Advance will depend on the market price of our common stock at the time of such settlement and cannot be determined at the time such Prepaid Advance is made or thereafter until settlement.

As consideration for Yorkville’s commitment to purchase common stock at the Company’s direction pursuant the SEPA, the Company (i) paid to Yorkville a cash “structuring fee” in the amount of $25,000 and (ii) upon execution of the SEPA, issued to Yorkville 1,759 Commitment Shares, which have a total aggregate dollar value equal to $200,000, or 1.0% of Yorkville’s $20.0 million aggregate purchase commitment under the SEPA (each Commitment Share valued at approximately $113.72 per share, representing the VWAP on October 23, 2025, the trading day immediately prior to the date of execution of the SEPA, rounded to the nearest whole share).

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville provided the Company with a Prepaid Advance of $6.0 million, funded in two tranches, in exchange for our issuance of convertible promissory notes (each, a “Convertible Note” and collectively, the “2025 Convertible Notes” or “2025 Notes”). On October 27, 2025, the Company received the first tranche of the Prepaid Advance in the amount of $3,720,000 and issued to Yorkville a Convertible Note in the principal amount of $4.0 million (the “First Convertible Note”), which was issued with an original issue discount of 7.0%. The First Convertible Note is initially convertible into shares of our common stock at a fixed conversion price of $112.50 per share. Subsequently, upon satisfaction of the applicable conditions, on December 23, 2025 the Company received the second tranche of the Prepaid Advance in the amount of $1,860,000 and issued to Yorkville a Convertible Note in the principal amount of $2.0 million (the “Second Convertible Note”), which was issued with an original issue discount of 7.0% and is initially convertible into shares of our common stock at a fixed conversion price of $112.50 per share. Interest accrues on the outstanding balance of each Convertible Note at a rate of 8% per annum, subject to an increase to 18% upon the occurrence of certain events of default, and each Convertible Note matures on October 24, 2026.

The Company and Yorkville also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC a registration statement registering the resale by Yorkville of the SEPA Shares, including SEPA Shares issuable upon settlement of the Prepaid Advances. On November 26, 2025, the Company filed a registration statement on Form S-1 (File No. 333-291832) with the SEC (the “Registration Statement”) for the resale by Yorkville of 133,333 SEPA Shares, which was declared effective by the SEC on December 11, 2025.

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As of the date of this prospectus, approximately $217,940 aggregate principal amount of the Convertible Notes remains outstanding and the Company has issued and sold approximately 292,000 SEPA Shares to Yorkville pursuant to the SEPA, including SEPA Shares issued in connection with the settlement of Prepaid Advances and upon conversion of the Convertible Notes, for aggregate net proceeds to us of approximately $5.2 million. The Company may continue to issue SEPA Shares to Yorkville pursuant to the SEPA, including in connection with any outstanding or future Prepaid Advances or conversions of Convertible Notes, subject to the terms and conditions of the SEPA.

Note payable, related party

On October 1, 2025, the Company repaid in full the unsecured, on demand working capital loan from its Chief Executive Officer, which accrued interest at 3% per annum. The repayment consisted of the outstanding principal balance of $146,432 and accrued but unpaid interest of $4,350, for an aggregate payment of $150,782. Following the repayment, no amounts remained outstanding under the loan.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is $1.235 billion or more, or our non-convertible debt issued within a three year period exceeds $1 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information

We are currently incorporated in the State of Delaware. Our principal executive offices are located at 11621 Kew Gardens Ave., Suite 210, Palm Beach Gardens, Florida 33410, and our telephone number is (561) 406-6154. Our website address is www.jupiterneurosciences.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

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THE OFFERING

Shares of common stock offered by the Selling Stockholder	Up to 132,867 shares of common stock.

Terms of the offering	The selling stockholder, PharmAla, will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

Risk factors	You should carefully read the section titled “Risk Factors” beginning on page 8 of this prospectus and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq symbol for our common stock	“JUNS”

The selling stockholder named in this prospectus may offer and sell up to 132,867 shares of our common stock pursuant to this prospectus. Our common stock is currently listed on Nasdaq Capital Market under the symbol “JUNS.” Shares of our common stock that may be offered under this prospectus are fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholder of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and resale, we are referring to the shares of common stock that have been issued to the selling stockholder pursuant to the License Agreement. When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections titled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section titled “Where You Can Find More Information.” Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

We have limited cash resources and will need additional financing to continue our operations; if we are unable to obtain sufficient capital, satisfy our obligations under our financing arrangements or consummate strategic transactions, we may be forced to significantly curtail or cease operations and may seek protection under bankruptcy or insolvency laws or pursue a liquidation, dissolution or wind-down.

Our current cash balance is not sufficient to fund our planned operations and satisfy our obligations for the next twelve months, and we will require substantial additional capital to continue operating our business. If we are unable to raise sufficient additional capital in the near term, we may be required to significantly reduce, delay, or discontinue our operations, reduce headcount, defer or terminate development or commercialization activities, sell or license assets on unfavorable terms, or pursue other strategic alternatives. These alternatives may not be available on acceptable terms, or at all, and may not provide sufficient liquidity to enable us to continue as a going concern.

If we are unable to obtain adequate financing or consummate a strategic transaction, we may be forced to seek protection under applicable bankruptcy or insolvency laws or pursue a liquidation, dissolution, wind-down, or similar proceeding. In that event, holders of our common stock could lose all or substantially all of their investment, and any recovery by stockholders would depend on the amount, if any, remaining after the satisfaction of our obligations to creditors and any holders of securities senior to our common stock.

The Company’s failure to meet the continued listing requirements of The Nasdaq Capital Market has resulted in a determination by Nasdaq to delist the Company’s securities, and there can be no assurance that the Company will be successful in its appeal of such determination or that the Company’s securities will remain listed on Nasdaq.

Our common stock is currently listed for trading on The Nasdaq Capital Market. On March 21, 2025, the Company received a written notice from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. Listing Rule 5550(a)(2) requires the registrant to maintain a minimum bid price of $1.00 per share for its securities listed on The Nasdaq Capital Market, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s shares for the 30 consecutive business days prior to that notice (February 6, 2025, through March 20, 2025), the Company did not meet the Minimum Bid Price Requirement.

Subsequently, on February 26, 2026, the Company received additional written notices (the “Notices”) from Nasdaq indicating that the Company was not in compliance with (i) the Minimum Bid Price Requirement and (ii) the minimum market value of listed securities requirement set forth under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). Based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to the Notices (January 13, 2026 through February 25, 2026), the Company did not meet the Minimum Bid Price Requirement. In addition, based on Nasdaq’s review of the Company’s market value of listed securities for the 30 consecutive business days ended February 26, 2026, the Company did not meet the MVLS Requirement. Pursuant to Nasdaq Listing Rules 5810(c)(3)(A) and 5810(c)(3)(C), the Company was provided 180 calendar days, or until August 25, 2026, to regain compliance with both the Minimum Bid Price Requirement and the MVLS Requirement.

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On August 6, 2026, the Company effected a 1-for-75 reverse stock split (the “Reverse Stock Split”) of its common stock, which was approved by the Company’s stockholders at the annual meeting of stockholders held on July 22, 2026. The Reverse Stock Split became effective at 4:01 p.m. Eastern Time on August 6, 2026, and the Company’s common stock began trading on a split-adjusted basis on The Nasdaq Capital Market on August 7, 2026 under the ticker symbol “JUNS”.

On August 27, 2026, the Company received a letter from the Listing Qualifications Department of Nasdaq (the “Staff”) notifying the Company that, for the 10 consecutive business days from August 13, 2026 through August 26, 2026, the closing bid price of the Company’s common stock had been at least $1.00 per share and, accordingly, the Company had regained compliance with the Minimum Bid Price Requirement, and that the matter is now closed. While the Company has regained compliance with the Minimum Bid Price Requirement, there can be no assurance that it will maintain compliance with that requirement or otherwise remain in compliance with Nasdaq’s continued listing requirements.

Also on August 27, 2026, the Company received a separate written notice from the Staff notifying the Company that the Staff had determined to delist the Company’s common stock from The Nasdaq Capital Market. As set forth in the notice, the market value of the Company’s listed securities had been below the minimum $35,000,000 required for continued listing under Nasdaq Listing Rule 5550(b)(2), and the Company did not regain compliance with Nasdaq Listing Rule 5550(b)(2) or any of the alternative continued listing requirements under Nasdaq Listing Rule 5550(b) by the August 25, 2026 compliance deadline.

The Company has timely appealed the Staff’s delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company expects that its hearing request will result in a stay of any further delisting action pending the Panel’s final determination. The Company is considering all options available to it to regain compliance with all applicable Nasdaq listing rules. Separately, following the closing of the Company’s August 2026 registered direct offering, the Company believes it has stockholders’ equity in excess of the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) and is awaiting Nasdaq’s formal determination of compliance with such requirement.

However, there can be no assurance that the Panel will grant the Company’s request for continued listing, or any extension or relief from delisting, or that the Company will be able to achieve or maintain compliance with the MVLS Requirement or any alternative continued listing standard within any period of time that may be granted by the Panel. If the Company’s appeal is unsuccessful and its securities are delisted from Nasdaq, such delisting could, among other things: (i) adversely affect the market liquidity of the Company’s common stock; (ii) adversely affect the Company’s ability to raise capital on acceptable terms, or at all; (iii) result in the loss of institutional investor interest in the Company; (iv) cause the Company’s common stock to be traded on an over-the-counter market, where the liquidity and price of the Company’s common stock could be significantly lower than on The Nasdaq Capital Market; and (v) adversely affect the price at which the Company’s common stock trades. Additionally, if the Company’s common stock were to be delisted, the Company could face additional regulatory and compliance costs associated with trading on an over-the-counter market, and the Company may become subject to additional selling restrictions under state “blue sky” laws.

If Nasdaq delists the Company’s common stock, the Company’s liquidity and market price could be affected.

Our common stock is currently listed on Nasdaq. If we do not regain compliance, our common stock may begin trading on an over-the-counter market, such as the OTCQB or the OTC Pink. Trading on such markets is characterized by lower trading volumes, fewer market makers and greater price volatility compared to trading on a national securities exchange. As a result, a delisting could reduce the liquidity of our common stock, result in decreased institutional investor interest and may impair a stockholder’s ability to sell or purchase shares of our common stock. In addition, delisting could impair our ability to raise additional capital.

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Our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2025 and 2024.

Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal year ended December 31, 2025 and 2024.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business.

An active trading market for our shares may not be sustained.

Although our shares are listed on Nasdaq, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. The trading price of our common stock is highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the trading price of our common shares, regardless of our actual operating performance. As a result, the market price for our shares may not necessarily be a reliable indicator of our fair market value. The price at which our shares trade may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

If our shares become subject to the penny stock rules, it may be more difficult to sell our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our shares is less than $5.00 and our shares are no longer listed on a national securities exchange such as Nasdaq, our shares may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our shares, and therefore shareholders may have difficulty selling their shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	Our substantial amount of indebtedness associated with the convertible promissory notes issued in connection with the Standby Equity Purchase Agreement may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness;

●	Low trading volume in our common stock may limit or prevent our ability to draw on the Standby Equity Purchase Agreement to pay down the convertible promissory notes ;

●	We have not generated meaningful revenue from product sales to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future;

●	Our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2025 and 2024;

●	We will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts;

●	Raising additional capital may cause substantial dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates;

●	The development, commercialization and regulatory approval of ALA-002 pursuant to the definitive license agreement with PharmAla Biotech Holdings Inc. entered into on July 20, 2026, and the achievement and timing of milestone payments and royalties thereunder;

●	Our business and future prospects with the Nugevia brand and our pharmaceutical products are significantly dependent on our exclusive, worldwide license agreement with Aquanova. Any adverse development related to this license agreement could materially and adversely affect our operations, financial condition, and results of operations;

●	Clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidate may not demonstrate safety and efficacy to the satisfaction of the FDA, EMA or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates;

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●

We have limited resources and are currently focusing the majority of our efforts on developing JOTROL™ for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable;

●	We face significant competition and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the products we develop, our commercial opportunities will be negatively impacted;

●	We may not be successful in our efforts to develop our proprietary drug delivery platform, JOTROL™, to build a pipeline of indications;

●	The FDA, EMA and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction;

●	We may face difficulties from changes to current regulations and future legislation;

●	Our success is highly dependent on our ability to attract and retain highly skilled executive officers and employees;

●	Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of its securities;

●	The price of our common stock could be subject to rapid and substantial volatility. A “short squeeze” due to a sudden increase in demand for shares of our common stock could lead to extreme price volatility in shares of our common stock. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading;

●	The effects of the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide from the conflict between Russia and Ukraine as well as the conflict in the Middle East; and

●	Other factors described from time to time in documents that we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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USE OF PROCEEDS

All the shares of our common stock to be sold pursuant to this prospectus will be sold by PharmAla, as the selling stockholder. We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholder pursuant to this prospectus.

The holders will pay any underwriting discounts, selling commissions and stock transfer taxes and fees incurred by such holders in connection with any sale of their shares of common stock. The Company will generally bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, the Nasdaq listing fees and fees and expenses of Company counsel and independent registered public accountants.

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SELLING STOCKHOLDER

PharmAla, as the selling stockholder, may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholder. As a result, we cannot estimate the number of shares of common stock the selling stockholder will beneficially own after termination of sales under this prospectus. In addition, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for the table below.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholder under this prospectus. This information has been obtained from the selling stockholder. The percentage of shares owned after the offering is based on 1,318,521 shares outstanding as of September 21, 2026.

Name	Number of Shares Beneficially Owned Before Offering		Number of Shares Offered	After Offering Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
PharmAla Biotech Holdings Inc.	132,867	(2)	132,867	−	10.1%

(1)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions or other dispositions of shares by the selling stockholder.

(2)	Consists of 132,867 shares of common stock which reflects the number of shares of common stock issued to PharmAla Biotech Holdings Inc. in connection with the License Agreement. Nick Kadysh, as the Chief Executive Officer of PharmAla Biotech Holdings Inc., has voting and dispositive power over these shares.

Relationship with Selling Stockholder

As discussed in greater detail above under the section titled “Prospectus Summary-Recent Developments- PharmAla License Agreement,” on July 20, 2026, we entered into the License Agreement with PharmAla pursuant to which we sold and issued 132,867 shares of common stock on August 20, 2026 and pursuant to which we agreed with PharmAla, as selling stockholder, to file a registration statement to enable the resale of the shares of common stock covered by this prospectus. None of the selling stockholder or any persons having control over such selling stockholder has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares.

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PLAN OF DISTRIBUTION

We are registering for resale by PharmAla, as the selling stockholder, up to 132,867 shares of common stock. The selling stockholder, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or interests in our common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or interests in our common stock on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their employees, partners, members or stockholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in-market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	through agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time, under this prospectus, or under an amendment or supplement to this prospectus to include the pledgee, transferee or other successors in interest as the selling stockholder under this prospectus. The selling stockholder also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholder from the sale of shares of our common stock offered by it will be the purchase price of such shares of our common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholder.

At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholder, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling stockholder also may in the future resell all or a portion of the shares of our common stock in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or warrants may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the shares of our common stock to be sold, the purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our common stock offered by the selling stockholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the License Agreement, we have agreed to maintain the effectiveness of this registration statement until all securities issued pursuant to the License Agreement have been sold under this registration statement or may be sold under Rule 144 of the Securities Act.

The selling stockholder may use this prospectus in connection with resales of shares of our common stock. This prospectus and any accompanying prospectus supplement will identify the selling stockholder, the terms of our common stock and any material relationships between us and the selling stockholder. The selling stockholder may be deemed to be underwriters under the Securities Act in connection with shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling stockholder will receive all of the net proceeds from the resale of shares of our common stock.

We have agreed to pay the expenses incurred in the registration of shares of our common stock to be offered and sold pursuant to this prospectus, including certain legal and accounting expenses. PharmAla will bear all underwriting discounts, selling commissions and similar fees and arrangements and stock transfer taxes allocable to its sales of the shares of our common stock and certain additional legal and advisor fees.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The balance sheet of Jupiter Neurosciences, Inc. as of December 31, 2025, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of Jupiter Neurosciences, Inc. as of December 31, 2024, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, have been audited by Assurance Dimensions, LLC, independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.jupiterneurosciences.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 14, 2026, respectively;

●	our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on February 20, 2026, February 27, 2026, May 20, 2026, May 21, 2026, June 5, 2026, June 22, 2026, June 30, 2026, July 21, 2026, July 27, 2026, July 28, 2026, August 6, 2026, August 24, 2026, August 24, 2026, August 27, 2026, August 28, 2026 and September 3, 2026 (except for any information furnished under Items 2.02 or 7.01 and exhibits furnished thereto);

●	the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, and including any amendments and reports filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Jupiter Neurosciences, Inc.

11621 Kew Gardens Ave., Suite 210

Palm Beach Gardens, Florida 33410

Telephone: (561) 406-6154

You may also access these documents on our website, www.jupiterneurosciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Jupiter Neurosciences, Inc.

132,867 Shares of Common Stock

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$55.24
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$20,000.00
Miscellaneous	$4,944.76
Total	$45,000.00

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Section 145 of the Delaware General Corporation Law states:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Our Certificate of Incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The registrant also intends to enter into indemnification agreements with its future directors and executive officers. The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
3.1	Certificate of Incorporation of the Company dated December 30, 2015 (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 12, 2021)
3.2	Certificate of Validation of the Company dated July 9, 2021 (including Certificate of Amendment to Certificate of Incorporation of the Company) (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 12, 2021)
3.3	Certificate of Amendment to Certificate of Incorporation of the Company dated August 30, 2021 (filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 12, 2021)
3.4	Certificate of Amendment to Certificate of Incorporation of the Company dated November 19, 2021 (filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 17, 2021)
3.5	Certificate of Amendment to Certificate of Incorporation of the Company dated January 25, 2022 (filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-1/A filed with the SEC on January 26, 2022)
3.6	Certificate of Amendment to Certificate of Incorporation of the Company dated June 14, 2024 (filed as Exhibit 3.6 to the Company’s Registration Statement on Form S-1/A filed with the SEC on July 12, 2024)
3.7	Certificate of Amendment to Certificate of Incorporation of the Company dated December 19, 2025 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2025)
3.8	Certificate of Amendment to Certificate of Incorporation of the Company dated August 6, 2026 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2026)
3.9	Amended and Restated Bylaws (filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 12, 2021)
3.10	Amendment No. 1 to Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2026)
4.1	Form of Convertible Promissory Note issued to YA II PN, Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2025)
4.2	Form of Amended and Restated Convertible Promissory Note issued to YA II PN, Ltd. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2025).
4.3	Omnibus Amendment to the Convertible Promissory Notes issued to YA II PN, Ltd., dated February 20, 2026, between Jupiter Neurosciences, Inc. and YA II PN, Ltd. (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2026).
4.4	Description of Capital Stock (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2026)
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Cherry Bekaert LLP
23.2	Consent of Assurance Dimensions, LLC
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
24.1	Power of attorney (included on the signature page)
107	Filing Fee Table

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act:

(i)	the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on September 24, 2026.

JUPITER NEUROSCIENCES, INC.

By:	/s/ Christer Rosén
Christer Rosén
Chairman of the Board and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Jupiter Neurosciences, Inc. hereby severally constitute and appoint Christer Rosén and Saleem Elmasri, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Jupiter Neurosciences, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Christer Rosén	Chairman of the Board and Chief Executive Officer (principal executive officer)	September 24, 2026
Christer Rosén

/s/ Saleem Elmasri	Chief Financial Officer (principal financial officer and principal accounting officer)	September 24, 2026
Saleem Elmasri

/s/ Marshall Hayward, Ph.D.	Director	September 24, 2026
Marshall Hayward, Ph.D.

/s/ Alison D. Silva	Director	September 24, 2026
Alison D. Silva

/s/ Nicholas H. Hemmerly	Director	September 24, 2026
Nicholas H. Hemmerly

/s/ Andrew J. Cutler, M.D.	Director	September 24, 2026
Andrew J. Cutler, M.D.

/s/ Tomas J. Philipson	Director	September 24, 2026
Tomas J. Philipson

/s/ Holger Weis	Director	September 24, 2026
Holger Weis

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